MidSouth Bancorp, Inc. NYSE-Amex: MSL 4Q12 Supplemental Materials January 29, 2013

Forward Looking Statements * Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include, among others, the expected impacts of the recently completed PSB acquisition, future expansion plans and future operating results. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that might cause such a difference include, among other matters, the ability of MidSouth to integrate the PSB operations and capitalize on new market opportunities resulting from the acquisition; the effect of the PSB acquisition on relations with customers and employees; changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans; increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 15, 2012 and in its other filings with the SEC. MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

* Balance Sheet Impact of PSB Acquisition ($000’s)

* Estimated Purchase Accounting Impacts of PSB Acquisition ($millions)